Exhibit 1.1

EXECUTION VERSION

RESOLUTE ENERGY CORPORATION

3,800,000 Shares of Common Stock

Underwriting Agreement

December 19, 2016

BMO Capital Markets Corp.

GOLDMAN, SACHS & CO.

As Representatives of the

Underwriters listed

in Schedule 1 hereto

c/o BMO Capital Markets Corp.

3 Times Square

27th Floor

New York, New York 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Resolute Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 3,800,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (such Common Stock, the “Firm Shares”) and, at the option of the Underwriters, up to an additional 570,000 shares of Common Stock (such Common Stock, the “Option Shares”). The Firm Shares and the Option Shares are herein referred to as the “Shares.” The Shares may have attached thereto rights (the “Rights”) to purchase fractions of a share of Series A Junior Participating Preferred Stock of the Company upon the occurrence of certain events, as more particularly set forth in the Rights Agreement (the “Rights Agreement”) dated as of May 17, 2016 between the Company and Continental Stock Transfer & Trust Company, as rights agent.

In connection with the offering of the Shares, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-214480), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430

Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Each of the Registration Statement, the Preliminary Prospectus and the Prospectus sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Registration Statement, the Disclosure Package (as defined below) and the Prospectus and any amendment or supplement thereto, in connection with the offer and sale of the Shares by the Underwriters. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule 2 hereto, the “Disclosure Package”): the Preliminary Prospectus dated December 19, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 2 hereto. “Time of Sale” means 6:50 p.m., New York City time, on December 19, 2016.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose against the Company or related to the offering of the Shares has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment (including, in each case, the documents incorporated by reference therein) complied and will comply in all material respects with the Securities Act and the Exchange Act, as the case may be, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date (as defined below) and as of the Additional Closing Date (as defined below), as the case may be, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Disclosure Package. The Disclosure Package, as of the Time of Sale did not, and as of the Closing Date and any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 2 hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities

Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Investment Company Act. Neither the Company nor any of its subsidiaries are, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(f) No Solicitation of Purchases. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(g) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h) Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Capital Stock. All the outstanding shares of capital stock or membership interests, as the case may be, of the Company and each subsidiary have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance and (ii) there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j) Legal Proceedings. The statements under the heading Part I, Item 3 “Legal Proceedings” in the Company’s Annual Report for the year ended December 31, 2015 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly summarize the matters therein described in all material respects.

(k) Due Authorization; Execution and Delivery.   The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized. This Agreement has been duly and validly executed and delivered.

(l) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement, the offering, issuance and sale of the Shares and the consummation of the transactions contemplated herein, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and sale of the Shares by the Underwriters.

(m) No Conflicts. None of the execution and delivery of this Agreement, the issuance and sale of the Shares or the performance of the obligations hereunder will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of (ii) and (iii) for breaches or violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(n) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); to the knowledge of the Company, the historical financial statements relating to the assets which the Company acquired from Firewheel Energy, LLC (“Firewheel” and such assets, the “Firewheel Assets”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the revenue and direct operating expenses associated with such assets at the dates and for the periods indicated, and in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form with the accounting requirements of Regulation S-X applicable to offerings registered under the Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(o) No Legal Matters. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except in the case of (ii) and (iii), for such violations as would not reasonably be expected to have a Material Adverse Effect.

(q) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are an

independent registered public accounting firm with respect to the Company, as required by the Exchange Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board. To the knowledge of the Company, KPMG LLP, who have certified certain financial statements relating to the Firewheel Assets and delivered their report with respect to such financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to Firewheel.

(r) No Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

(s) Taxes. The Company and each of its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine, interest or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine, interest or penalty that is currently being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(t) No Labor Disputes. No collective labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and neither the Company nor any of its subsidiaries is aware of any existing or imminent collective labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(u) No Restrictions on Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except under each of (i) the Company’s Second Amended and Restated Credit Agreement, dated March 30, 2010, among the Company, as borrower, Wells Fargo National Association, as administrative agent, and the other agents and lenders party thereto, (ii) the Secured Term Loan Agreement dated December 30, 2014, among the Company, as borrower, Bank of Montreal, as administrative agent, and the other parties party thereto and (iii) the indenture governing the Company’s 8.50% Senior Notes due 2020, as described in the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(v) Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(w) Licenses and Permits. The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for future permits and approvals expected to be obtained in the ordinary course in connection with the future development of the Company’s properties.

(x) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(y) Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(z) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice from any person of any actual or potential liability under any Environmental Law, except where such non-compliance with

Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (including in the risk factors set forth therein and exclusive of any amendment or supplement thereto).

(aa) Compliance with ERISA. (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established, maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan or welfare plan, excluding transactions effected pursuant to a statutory or administrative exemption; (v) each pension plan and welfare plan established, maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries is in compliance in all material respects with applicable law; (vi) none of the Company, any of its subsidiaries, nor any member of any of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) have at any time in the last six years sponsored, maintained, contributed to, or been obligated to sponsor, maintain or contribute to, or have any liability, actual or contingent, with respect to any pension plan subject to Title IV of ERISA; and (vii) neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(bb) Material Subsidiaries. The subsidiaries listed on Annex B attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(dd) Compliance with Sanctions. None of the Company nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries, is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that currently is the subject  or target of Sanctions that prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that currently is the subject or target of Sanctions or is located, organized or resident in a Sanctioned Country or (ii) in any other manner that will result in a violation of Sanctions.

(ee) No Unlawful Payments. The Company and its subsidiaries do not currently have any operations outside of the United States; and neither the Company nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(ff) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and the Company’s directors or officers, in their capacities as such, to materially comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) Tax Disclosure. To the knowledge of the Company and its subsidiaries, the statements in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects, subject to the qualifications and assumptions stated therein.

(hh) Independent Engineer. Netherland, Sewell & Associates, Inc. who have delivered their reports with respect to substantially all of the Company’s oil and natural gas reserves at December 31, 2015 and June 30, 2016, was, as of the date of each such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. To the knowledge of the Company, Netherland, Sewell & Associates, Inc., who issued a report with respect to the Firewheel Assets at June 30, 2016, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to Firewheel.

(ii) Reserves Estimates. The information underlying the estimates of reserves of the Company and the reserves associated with the Firewheel Assets included in the Registration Statement, the Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices for companies of comparable size; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies, CO2 or personnel, the timing of third party operations, issues relating to gathering, processing, refining or transportation and other than as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, Disclosure Package and the Prospectus; estimates of such reserves and present values as described in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(jj) Real and Personal Properties. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company and its subsidiaries have valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s and Firewheel’s proved reserves, as applicable, described in the Registration Statement, the Disclosure Package and the Prospectus and good and marketable title to all other real property and to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them, as the case may be, in each case free and clear of all liens, encumbrances and defects, except as (i) disclosed or contemplated in the Registration Statement, the Disclosure Package and the

Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(kk) Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus in all material respects, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(ll) Related Parties. No material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is not described in the Registration Statement, the Disclosure Package and the Prospectus.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company or its subsidiaries that has caused the Company or its subsidiaries to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Description of Capital Stock. The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(oo) Listing. As of the Time of Sale, the Common Stock (other than the Shares) is listed on The New York Stock Exchange (“NYSE”). As of the Closing Date, the Shares will be listed on the NYSE.

(pp) No Material Adverse Change. Since the dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(qq) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Shares.

(rr) Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Any certificate signed by any officer of the Company or any of its subsidiaries, as the case may be, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company and its subsidiaries, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms, conditions, representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Firm Shares to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price of $36.9075 per share (the “Purchase Price”).

(b) In addition, subject to the terms, conditions, representations, warranties and agreements set forth herein, if the Underwriters exercise the option to purchase any Option Shares pursuant to Section 2(d), the Company agrees to issue and sell such Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters agree, severally and not jointly, to purchase from the Company such Option Shares at the Purchase Price in accordance with Section 2(c) (less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares).

(c) If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(d) The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date (as defined below) nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

3. Delivery and Payment. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives (a) in the case of the Firm Shares, at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on December 23, 2016, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing or (b) in the case of any Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment and delivery for the Firm Shares is referred to herein as the “Closing Date” and each time and date for such payment and delivery for the Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company

4. Offering by the Underwriters. (a) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Disclosure Package.

(b) Each Underwriter, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

(iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Shares to the public in that Relevant Member State other than, with effect from and including the Relevant Implementation Date:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives; or

(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this clause (iii), the expression an “offer of Shares to the public” in relation to any Shares in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU)) and includes any relevant implementing measure in each Relevant Member State;

(iv) in relation to the Shares in, from or otherwise involving Canada, (A) it will sell Shares only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and (B) any resale of the Shares shall be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws;

(v) in relation to Hong Kong, the Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder;

(vi) in relation to Singapore, neither the Prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Shares may be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

(vii) in relation to Japan, it will not offer or sell any Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan; and

(viii) it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information”, as used in this Section 4(b)(viii), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c) Each Underwriter acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 6(i) and 6(j), counsel for the Company and counsel for the Underwriters, respectively, may rely upon the accuracy of the representations and warranties of the Underwriters, and compliance by the Underwriters with their agreements, contained in  this Section 4, and each Underwriter hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter, in each case in accordance with applicable law.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will (i) furnish promptly, upon request, to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and (ii) furnish to each Underwriter and to counsel for the Underwriters, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the materials contained in the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto as they may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements. The Company will not amend or supplement the Registration Statement, the Disclosure Package or the Prospectus other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Shares by the Underwriters (as defined by the Underwriters), the Company will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus shall have been filed with the Commission.

(d) Issuer Free Writing Prospectuses. Without the prior written consent of the Representatives, the Company will not give to any prospective purchaser of the Shares any Issuer Free Writing Prospectus other than materials prepared by or with the prior written consent of the Representatives.

(e) Notice to the Representatives. The Company will notify the Representatives promptly, and confirm such notice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event at any time prior to the completion of the initial offering of the Shares as a result of which the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Registration Statement, Disclosure Package, Issuer Free Writing Prospectus or the Prospectus is delivered to a prospective purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Ongoing Compliance of the Disclosure Package and the Prospectus. If during the Prospectus Delivery Period, any event occurs as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or as a result of which it would be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Prospectus to the Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(g) Blue Sky and Canadian Compliance. The Company will arrange, if necessary, for the qualification of the Shares for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request, in each case, in accordance with Section 4(b) hereof, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; or (iv) be required to list its shares for trading on any exchange other than the NYSE.

(h) Clear Market. For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Shares and (ii) securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans described in the Disclosure Package and the Prospectus), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, rights or warrants pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, pursuant to the Rights Agreement or pursuant to other plans existing on the date hereof described in the Disclosure Package and the Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or securities convertible into or exchangeable for Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters. The Company will cause each officer and director of the Company set forth on Schedule 3 hereto to furnish to the Representatives, on or prior to the date hereof, a letter or letters, substantially in the form of Annex C hereto (the “Lock-Up Agreements”).

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company and its affiliates will not take, directly or indirectly, any action designed to stabilize or manipulate, or that reasonably would be expected to cause or result in the stabilization or manipulation of, the price of any security of the Company in connection with the offering of the Shares.

(k) Earnings Statement. The Company will make generally available to the Company’s security holders and to deliver to the Representatives, including by filing with the Commission, as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning on the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(l) Sarbanes-Oxley Act. The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes Oxley Act.

(m) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives and will use commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all materials respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) at the Time of Sale and on and as of the Closing Date or the Additional Closing Date, as the case may be (or, to the extent any such representation or warranty was given as a particular date, as of such particular date); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Additional Closing Date, as the case may be (or, to the extent any such statement was made as a particular date, as of such particular date).

(c) No Downgrade. Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) No Material Adverse Change. Subsequent to the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters delivered pursuant to Sections 6(e) and 6(f); (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which in any case referred to in clause (i) or (ii) above, is in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(e) Accounting Comfort Letters for Company. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date and any such Additional Closing Date, as the case may be.

(f) Accounting Comfort Letters for Firewheel Assets. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Firewheel Assets contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Reserves Comfort Letters for Company. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Netherland, Sewell & Associates, Inc. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering certain matters relating to information about the reserves of the Company and its subsidiaries contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(h) Reserves Comfort Letters for Firewheel Assets. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Netherland, Sewell & Associates, Inc. shall have furnished to the Representatives, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering certain matters relating to information about the reserves associated with the Firewheel Assets contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(i) Opinion of Counsel for the Company. Davis Graham & Stubbs LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, in the form set forth in Annex A hereto.

(j) Opinion of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion letter and a 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request at least five business days prior to the Closing Date or the Additional Closing Date, as applicable, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex C hereto, between the Representatives and certain executive officers and directors of the Company listed on Schedule 3 hereto relating to sales and certain other dispositions of the Common Stock and certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(n) CFO Certificate. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished or caused to be furnished to the Representative, a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, with respect to the financial information and such other matters as reasonably requested by the Representative.

(o) Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, signed by the Company’s (x)  Chairman of the Board or the President and (y)  principal financial or accounting officer, dated as of the Closing Date or any Additional Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations are true and correct in all respects) on and as of the Closing Date or any Additional Closing Date with the same effect as if made on such Closing Date or such Additional Closing Date (or, to the extent any such representation or warranty was given as a particular date, as of such particular date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(p) Listing of Shares. The Shares shall have been approved for listing on the NYSE, subject to notice of issuance, and evidence thereof shall have been provided to the Underwriters.

(q) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, and each of their respective directors, partners, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any other written information used by or on behalf of the Company in connection with the offer or sale of the Shares, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification of the Company. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such

Underwriter through the Representatives specifically for inclusion in the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the third paragraph and the section entitled “Stabilization and Short Positions,” in each case, in the section entitled “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus and the Prospectus or in any amendment or supplement thereto.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) of this Section 7 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 7. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and the Underwriters, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter be responsible under this Section 7 for any amount in excess of the purchase discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares on the Closing Date or, in the case of the Option Shares, any Additional Closing Date, if at any time prior to such time (i) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares on the Closing

Date or any Additional Closing Date, as the case may be, as contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

10. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in paragraph (a) of this Section 10, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed ten percent of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder (or under any other agreement pursuant to which such Underwriter agreed to purchase Shares that a defaulting Underwriter failed to purchase) on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in paragraph (a) of this Section 10, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds ten percent of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) of this Section 10, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages caused by its default hereunder, including expenses paid pursuant to Section 11(b) below.

11. Payment of Expenses.

(a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Shares to be sold by the Company and any stamp duties, transfer or other taxes payable in that connection; (ii) the preparation and printing of the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (v) the listing of the Shares on the NYSE; (vi) the qualification of the Shares under state securities laws and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (vii) the investor presentations, any pre-marketing activities or any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, reasonable expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the Underwriters and the cost of any aircraft chartered in connection with the road show; (viii) the fees and expenses of the Company’s and Firewheel’s accountants, the fees and expenses of the Company’s and Firewheel’s independent engineers and the fees and expenses of counsel for the Company; (ix) the fees and expenses of the Company’s transfer agent; (x) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA (including the reasonable fees and expenses of counsel to the Underwriters solely related thereto); and (xi) all other costs and expenses incident to the performance of the obligations of the Company pursuant to this Agreement.  Except as provided in this Section 11, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on resale of the Shares by them and the expenses of advertising any offering of the Shares made by the Underwriters.

(b) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 7 hereof and their respective successors, and, no other person will have any right or obligation hereunder.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 11 hereof shall survive the termination or cancellation of this Agreement.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by BMO Capital Markets Corp. and Goldman, Sachs & Co. on behalf of the Underwriters, and any such action taken by BMO Capital Markets Corp. and Goldman, Sachs & Co. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: General Counsel, or by facsimile transmission to (212) 702-1205, and Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, in any case with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017,

Attention: John D. Lobrano. Notices to the Company shall be delivered or sent by mail to 1700 Lincoln Street, Suite 2800, Denver, Colorado 80203, Attention: Legal Department, or by facsimile transmission to (303) 623-3628, in any case with a copy to Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202, Attention: Ronald R. Levine II.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

RESOLUTE ENERGY CORPORATION

By:	/s/ Richard F. Betz
Name: Richard F. Betz
Title: EVP & COO

BMO CAPITAL MARKETS CORP.
GOLDMAN, SACHS & CO.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto

BMO CAPITAL MARKETS CORP.

By:	/s/ Michael Cippoletti
Name: Michael Cippoletti
Title: MD & U.S. ECM Group Head

GOLDMAN, SACHS & CO.

By:	/s/ Olympia McNerney
Name: Olympia McNerney
Title: Managing Director

Schedule 1

Underwriter	Number of Firm Shares	Number of Option Shares

BMO Capital Markets Corp.	1,805,000	270,750
Goldman, Sachs & Co.	912,000	136,800
Barclays Capital Inc. ..	209,000	31,350
Capital One Securities, Inc. ..	209,000	31,350
Johnson Rice & Company L.L.C. ..	209,000	31,350
SunTrust Robinson Humphrey, Inc. ..	209,000	31,350
Petrie Partners Securities, LLC ..	82,333	12,350
Seaport Global Securities LLC ..	82,333	12,350
Wunderlich Securities, Inc.	82,334	12,350

Total	3,800,000	570,000

Schedule 2

a. Pricing Disclosure Package

None.

b. Pricing Information Provided Orally by Underwriters

1. Public offering price: $38.00

2. Number of shares of Common Stock offered to the public: 3,800,000

3. Number of shares of Common Stock subject to option to purchase additional Shares:  570,000

Schedule 3

Persons Delivering Lock-Up Agreements

Richard F. Betz

Bob D. Brady

James E. Duffy

Theodore Gazulis

Thomas O. Hicks, Jr.

Gary L. Hultquist

James M. Piccone

Michael N. Stefanoudakis

Nicholas J. Sutton

James A. Tuell

William K. White

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